As filed with the Securities and Exchange Commission on August 8, 2017
Registration No. 333-219420

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

___________________________

PRE-EFFECTIVE AMENDMENT NO. 2
TO
FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

___________________________

PERNIX THERAPEUTICS HOLDINGS, INC.
 (Exact name of registrant as specified in its charter)

___________________________

Maryland	33-0724736
(State or Other Jurisdiction of Incorporation or Organization)	(IRS Employer Identification Number)

10 North Park Place, Suite 201
Morristown, New Jersey 07960
(800) 793-2145
 (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

___________________________

John Sedor
Chief Executive Officer
10 North Park Place, Suite 201
Morristown, New Jersey 07960
(800) 793-2145
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

___________________________

Copies to:

Kenneth R. Pina
Senior Vice President, Chief Legal and Compliance Officer
and Corporate Secretary
10 North Park Place, Suite 201
Morristown, New Jersey 07960
(800) 793-2145

and

Steven J. Abrams
Hogan Lovells US LLP
1735 Market Street, Floor 23
Philadelphia, Pennsylvania 19103
(267) 675-4600

Approximate date of commencement of proposed sale to the public:
 From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of "large accelerated filer," "accelerated filer," "smaller reporting company," and "emerging growth company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☒
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This Pre-Effective Amendment No. 2 (this "Amendment") to the Registration Statement on Form S-3 of Pernix Therapeutics Holdings, Inc. (File No. 333-219420), initially filed on July 24, 2017 and amended on July 24, 2017 (together, the "Registration Statement"), is being filed as an exhibit-only filing to file an updated consent of Cherry Bekaert L.L.P., filed herewith as Exhibit 23.1 (the "Consent"). Accordingly, this Amendment consists only of the facing page, this explanatory note, Item 16 of Part II of the Registration Statement, the signature pages to the Registration Statement, and the Consent filed herewith as Exhibit 23.1. The prospectus and the balance of Part II of the Registration Statement are unchanged and have been omitted.

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Item 16. Exhibits.

A list of exhibits filed with this registration statement on Form S-3 is set forth on the Exhibit Index and is incorporated herein by reference.

2

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Pre-Effective Amendment No. 2 to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the town of Morristown, the State of New Jersey, on this 8th day of August, 2017.

PERNIX THERAPEUTICS HOLDINGS, INC.

By:	/s/ John Sedor
John Sedor
Chief Executive Officer and Chairman

POWER OF ATTORNEY

 Pursuant to the requirements of the Securities Act of 1933, as amended, this Pre-Effective Amendment No. 2 to this Registration Statement on Form S-3 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ John Sedor	Chief Executive Officer and Chairman	August 8, 2017
John Sedor

/s/ Graham Miao	President, Chief Financial Officer and Director (Principal Financial Officer)	August 8, 2017
Graham Miao

/s/ Michael Golembiewski	Vice President of Accounting and Corporate Controller (Principal Accounting Officer)	August 8, 2017
Michael Golembiewski

*	Director	August 8, 2017
Dennis Langer

*	Director	August 8, 2017
Gabriel Leung

*	Director	August 8, 2017
Tasos Konidaris

*By:	/s/ John Sedor
John Sedor
Attorney-in-Fact

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EXHIBIT INDEX

		Filed or Furnished with this	Incorporated by Reference
No.	Description	Form S-3	Form	Date Filed

4.1	Form of certificate representing shares of common stock of Pernix Therapeutics Holdings, Inc.		10-K	03/29/2012

4.2	Indenture, dated July 21, 2017, among Pernix Ireland Pain Limited, Pernix Therapeutics Holdings, Inc., the subsidiary guarantors party thereto and Wilmington Trust, National Association, as Trustee.		8-K/A	07/21/2017

4.3	Forms of 4.25%/5.25% Exchangeable Senior Notes due 2022 (included in Exhibit 4.2).		8-K/A	07/21/2017

5.1	Opinion of Hogan Lovells US LLP regarding the validity of the securities being registered.		S-3	07/24/2017

10.1	Exchange Agreement, dated July 20, 2017, by and among Pernix Therapeutics Holdings, Inc., Pernix Ireland Pain Limited and the other signatories thereto.		8-K	07/20/2017

10.2	Registration Rights Agreement, dated July 21, 2017, by and among Pernix Therapeutics Holdings, Inc., Pernix Ireland Pain Limited and the other signatories thereto.		8-K/A	07/21/2017

23.1	Consent of Cherry Bekaert L.L.P.	✓

23.2	Consent of Hogan Lovells US LLP (included in Exhibit 5.1).		S-3	07/24/2017

24	Power of Attorney (included on the signature page to the Company's Registration Statement on Form S-3 filed with the Securities and Exchange Commission on July 24, 2017).		S-3	07/24/2017

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